SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 FORM 8-K
                              CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934:

     Date of Report (Date of earliest event reported):

                            February 11,2003

                             CAGLE'S, INC.
          (Exact name of registrant as specified in its charter)

      GEORGIA                     1-7138                   58-0625713
(State of Incorporation)   (Commission File Number)   (IRS Employer ID No.)

2000 Hills Avenue, N.W., Atlanta, Ga.          30318
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (404) 355-2820


Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         N/A

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         N/A

Item. 3. BANKRUPTCY OR RECEIVERSHIP.

         N/A

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         N/A

Item 5.  OTHER EVENTS.

         Today Cagle's, Inc. announces the layoff of approximately 550 employees. The company will discontinue second shift operations at its Pine Mountain Valley poultry processing plant on April 25, 2003. This layoff is in response to the continuation of poor commodity prices. The Pine Mountain Valley plant generates commodity boneless poultry from the 830,000 head per week poultry plant. The company says that wholesale boneless broiler prices have been the most distressed and the slowest to improve of all the commodity prices, and that significant changes to product mix for the plant are also currently being evaluated. Since October 2002, the plant has been operating two shifts approximately four (4) days per week; but, with this layoff the company states it expects to operate one full shift five (5) days per week improving the weekly take home pay of the 600 remaining employees to near normal. Cagle's is ranked as the ninth largest poultry processor by ready-to-cook tonnage in the US, and has a total processing capacity in excess of 3.5 million head per week. The company operates plants, hatcheries, feed mills, and growing operations in Georgia and Alabama with an employment of approximately 4,000 and contracts with 359 independent poultry growers.

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         N/A

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         N/A


Item 8.  CHANGE IN FISCAL YEAR.

         N/A

Item 9.  REGULATION FD DISCLOSURE.

         N/A


SIGNATURES:
 Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Cagle's, Inc.
                                                     (Registrants)

                                                     /S/ Kenneth R. Barkley

Date: February 11,2003                               Kenneth R. Barkley
                                                     Senior Vice President
                                                     Finance/Treasurer/CFO